                                                                     Exhibit 8.2

              SCHWABE
              WILLIAMSON
              & WYATT P.C.
              ATTORNEYS AT LAW

              PACWEST CENTER, SUITES 1600-1800
              1211 SOUTHWEST FIFTH AVENUE * PORTLAND, OREGON  97204-3795
              TELEPHONE:  503 222-9981 * FAX: 503 796-2900 * TELEX: 650-686-1360

                               February 20, 1998


Oregon Metallurgical Corporation
530 Southwest 34th Avenue - P.O. Box 580
Albany, Oregon 97321-0177

Ladies and Gentlemen:

         We have acted as counsel to Oregon Metallurgical Corporation, an Oregon corporation ("Oremet"), in connection with the proposed merger (the "Merger") of Sea Merger Inc., an Oregon corporation ("Sub") and a wholly owned subsidiary of Allegheny Teledyne Incorporated, a Delaware corporation ("Allegheny"), with and into Oremet. You have requested our opinion regarding the U.S. federal income tax consequences of the Merger.

         In rendering our opinion, we have reviewed the Agreement and Plan of Merger, dated as of October 31, 1997, by and among Allegheny, Sub, and Oremet, relating to the Merger (the "Merger Agreement"), the Proxy Statement/Prospectus to shareholders of Oremet (the "Proxy Statement/Prospectus"), and such other materials as we have deemed necessary or appropriate as a basis for our opinion.

         In rendering this opinion, we have assumed that the Merger will be consummated in accordance with the Merger Agreement and that the Proxy Statement/Prospectus accurately reflects the material facts of the Merger and those surrounding Allegheny, Sub and Oremet. In addition, as to any facts material to this opinion which we did not independently establish or verify, we have relied upon the facts contained in the statements and representations of officers and other representatives of Allegheny, Sub, Oremet and others, which facts may in certain instances derive from the best knowledge of such persons without duty of inquiry. Such representations of Oremet are attached hereto as Exhibit A and such representations of Allegheny and Sub are attached hereto as Exhibit B.

         In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, pertinent judicial authorities, rulings of the Internal Revenue Service, and such other authorities as we have considered relevant.

         Based upon the foregoing, it is our opinion that, under present law, for U.S. federal income tax purposes the Merger pursuant to which the shares of common stock of Oremet held by the shareholders of Oremet will be converted into shares of the common stock of Allegheny will be treated as a reorganization within the meaning of Section 368(a) of the Code. We further confirm, based on the foregoing, our opinion as set forth (subject to the qualifications and limitations as also set forth) under the heading "Certain Federal Income Tax Consequences" in the Proxy Statement/Prospectus. Other than as expressly set forth above, we express no opinion as to the U.S. federal, state, local, foreign or other tax consequences of the Merger to any particular shareholder of Oremet.

         Any material changes in the facts from those set forth or assumed herein or in the Proxy Statement/Prospectus may affect the conclusions stated herein.

         We hereby consent to the filing of this opinion as an exhibit to the Form S-4 and to the reference to us under the caption "THE MERGER -- Certain Federal Income Tax Consequences" in the Proxy Statement/Prospectus forming part of the Form S-4 and any amendments thereto. In giving such consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Sincerely,


                                       /s/ SCHWABE, WILLIAMSON & WYATT, P.C.
                                       -------------------------------------
                                       Schwabe, Williamson & Wyatt, P.C.

                                    EXHIBIT A

                        OREGON METALLURGICAL CORPORATION
                    530 Southwest 34th Avenue - P.O. Box 580
                            Albany, Oregon 97321-0177


                                February 20, 1998

Schwabe, Williamson & Wyatt, P.C.
Suites 1600-1800
1211 S.W. Fifth Avenue
Portland, Oregon  97204

Ladies and Gentlemen:

         In connection with the opinion to be delivered by you pursuant to the Agreement and Plan of Merger, dated as of October 31, 1997 (the "Merger Agreement"), by and among Allegheny Teledyne Incorporated, Incorporated, a Delaware corporation ("Allegheny"), Sea Merger, Inc., an Oregon corporation and wholly owned subsidiary of Allegheny ("Sub"), and Oregon Metallurgical Corporation, an Oregon corporation ("Oremet"), relating to the proposed merger (the "Merger") of Sub with and into Oremet, and recognizing that you will rely on this letter in rendering said opinion, the undersigned, a duly authorized officer of Oremet and acting as such, certifies that to the best knowledge of the undersigned after reasonable inquiry, the facts relating to the Merger as described in the Merger Agreement and the Proxy Statement/Prospectus, dated February 23, 1998, including attachments thereto, are true, correct and complete in all material respects and certifies, to the best knowledge of the undersigned after reasonable inquiry, to the following as of the date hereof. References herein only to the "knowledge" of any person are to such person's (or management's in the case of an entity) actual knowledge without duty of inquiry. Insofar as such certification pertains to any person other than Oremet and any of its subsidiaries, the voting stock of which Oremet owns at least eighty percent (80%) (an "Affiliate"), such certification is only as to the knowledge of the undersigned without specific inquiry. We understand that you will reaffirm your opinion at the Closing and that, in connection with such reaffirmation, you will require that we reaffirm this certification as of that time.

         Capitalized terms in this letter shall have the same meanings ascribed to them in the Merger Agreement unless otherwise specified herein.

         A. REPRESENTATIONS. Oremet certifies, warrants, and represents that the following facts are now true and will continue to be true as of the Closing Date and as of the Effective Time:

                  1. The Merger will be consummated in accordance with the material terms of the Merger Agreement and none of the material conditions therein have been waived or modified and Oremet has no plan or intention to waive or modify any such material conditions.

                  2. The ratio for the exchange of shares of common stock of Oremet (the "Oremet Common Stock") for common stock of Allegheny (the "Allegheny Common Stock") in the Merger was negotiated through arm's length bargaining.

                  3. There is no present plan or intention (a "Plan") on the part of the shareholders of Oremet who own five percent (5%) or more of the Oremet stock, and to the best of the knowledge of the management of Oremet, there is no Plan on the part of the remaining shareholders, to engage in a sale, exchange, transfer, reduction of risk of ownership or any other direct or indirect disposition (a "Sale") of (i) shares of Allegheny Common Stock to be issued to them in the Merger, which shares have an aggregate fair market value, as of the period ending at the Effective Time, in excess of fifty percent (50%) of the aggregate fair market value, immediately prior to the Merger, of the outstanding shares of Oremet Common Stock held by shareholders immediately prior to the Merger ("Outstanding Oremet Common Stock") (including shares of Oremet Common Stock issued after the date hereof and prior to the Effective Time pursuant to stock compensation plans of Oremet or the exercise of warrants to acquire Oremet Common Stock issued prior to October 31, 1997 to an officer and director of Oremet, or (ii) more than fifty percent (50%) of the shares of Allegheny Common Stock received by such shareholders in the Merger. For purposes of the foregoing, a Sale of Allegheny Common Stock shall be considered to have occurred pursuant to a Plan if such Sale occurs in a transaction that is in contemplation of or related to the Merger (a "Related Transaction"). In addition, shares of Oremet Common Stock (or the portion thereof) (i) exchanged for cash in lieu of fractional shares of Allegheny Common Stock or (ii) with respect to which a Sale occurred in a Related Transaction prior to the Merger shall be considered to have been Outstanding Oremet Common Stock that was exchanged for Allegheny Common Stock in the Merger and then disposed of pursuant to a Plan.

                  4. Immediately following the Merger and all Related Transactions, Oremet will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets, and to the knowledge of Oremet at least 90 percent of the fair market value of Sub's net assets and at least 70 percent of the fair market value of Sub's gross assets held immediately prior to the Merger (or, if earlier, immediately prior to any Related Transaction). For purposes of this representation, amounts paid by Oremet or Sub to shareholders who receive cash or other property, amounts used by Oremet or Sub to pay reorganization expenses and all redemptions and distributions (except for regular, normal dividends) made by Oremet will be included as assets of Oremet or Sub, respectively, immediately prior to the Merger (or, if earlier, immediately prior to any Related Transaction).

                  5. Oremet has made no transfer of any of its assets in contemplation of the Merger or during the pre-Merger period other than in the ordinary course of business.

                  6. Oremet has no obligation, understanding, agreement, plan or intention to issue additional shares of its stock that would result in Allegheny losing control of Oremet within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code") (control within the meaning of Section 368(c) of the Code is hereinafter referred to as "Control").

                  7. To the knowledge of Oremet, prior to the Merger, Allegheny will be in Control of Sub.

                  8. To the knowledge of Oremet, Allegheny has no plan or intention to reacquire any of its stock issued in the Merger.

                  9. To the knowledge of Oremet, Allegheny has no plan or intention to liquidate Oremet; to merge Oremet with or into another corporation; to sell or otherwise dispose of the stock of Oremet except for transfers of stock to a corporation Controlled by Allegheny or to cause Oremet to sell or otherwise dispose of any of its assets or of any of the assets acquired from Sub, except for dispositions made in the ordinary course of business or transfers of assets to a corporation Controlled by Oremet. To the knowledge of Oremet, the liabilities of Sub assumed by Oremet and the liabilities to which the transferred assets of Sub are subject were incurred by Sub in the ordinary course of its business.

                  10. To the knowledge of Oremet, following the Merger and all Related Transactions, Allegheny will cause Oremet to continue its historic business or use a significant portion of its historic business assets in a business.

                  11. Allegheny, Sub, Oremet, and the shareholders of Oremet will each pay their respective expenses, if any, incurred in connection with the Merger and all Related Transactions.

                  12. There is no intercorporate indebtedness existing between Allegheny and Oremet or between Sub and Oremet that was issued, acquired, or will be settled at a discount.

                  13. In the Merger, shares of Oremet stock representing Control of Oremet will be exchanged solely for voting stock of Allegheny. For purposes of this representation, shares of Oremet stock exchanged for cash or other property originating with Allegheny will be treated as outstanding Oremet stock on the date of the Merger. Moreover, for purposes of this representation, in the case of Allegheny shares issued in the Merger and reacquired in a Related Transaction, the Oremet shares to which such Allegheny shares are attributable will be treated as having been exchanged in the Merger for other than voting stock.

                  14. At the Effective Time, Oremet will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Oremet that, if exercised or converted, would effect Allegheny's acquisition or retention of Control of Oremet.

                  15. Allegheny does not own, nor has it owned during the past five years, any shares of the stock of Oremet.

                  16. Oremet is not, and to the knowledge of Oremet neither Allegheny nor Sub is, an "investment company" as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

                  17. On the date of the Merger, the fair market value of the assets of Oremet will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which such assets are subject.

                  18. Oremet is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

                  19. The liabilities of Oremet have been incurred by Oremet in the ordinary course of its business.

                  20. The payment of cash in lieu of fractional shares of Allegheny stock is solely for the purpose of avoiding the expense and inconvenience to Allegheny of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to shareholders of Oremet instead of issuing fractional shares of Allegheny stock will not exceed one percent of the total consideration that will be issued in the transaction to the shareholders of Oremet in exchange for their shares of Oremet. The fractional share interests of each shareholder of Oremet will be aggregated, and no shareholder of Oremet will receive cash in an amount equal to or greater than the value of one full share of Allegheny stock.

                  21. None of the compensation received by any shareholder-employee of Oremet will be separate consideration for, or allocable to, any of their shares of Oremet stock; none of the shares of Allegheny stock received by any shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

       B. RELIANCE BY YOU IN RENDERING OPINIONS; LIMITATIONS ON YOUR OPINIONS.

                  1. Oremet recognizes that (i) your opinions will be based on the representations set forth herein, and on the statements contained in the Merger Agreement and the documents related thereto and (ii) your opinions will be subject to certain limitations and qualifications including without limitation that they may not be relied upon if any such representations are not accurate.

                  2. Oremet recognizes that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                       Very truly yours,

                                       Oregon Metallurgical Corporation,
                                       an Oregon corporation

                                       /s/DENNIS P. KELLY
                                       ---------------------------
                                       Dennis P. Kelly, Vice President Finance,
                                       Secretary and Treasurer

                                    EXHIBIT B

                         ALLEGHENY TELEDYNE INCORPORATED
                               1000 Six PPG Place
                       Pittsburgh, Pennsylvania 15222-5479


                                February 20, 1998

Schwabe, Williamson & Wyatt, P.C.
Pacwest Center, Suites 1600-1800
1211 Southwest Fifth Avenue
Portland, OR  97204-3795

Ladies and Gentlemen:

         In connection with the opinion to be delivered by you pursuant to the Agreement and Plan of Merger, dated as of October 31, 1997 (the "Merger Agreement"), by and among Allegheny Teledyne Incorporated, a Delaware corporation ("Allegheny"), Oregon Metallurgical Corporation, an Oregon corporation ("Oremet"), and Sea Merger Inc., an Oregon corporation and wholly owned subsidiary of Allegheny ("Sub"), relating to the proposed merger (the "Merger") of Sub with and into Oremet, and recognizing that you will rely on this letter in rendering said opinion, the undersigned, duly authorized officers of Allegheny and Sub, respectively, acting as such, certify that to the best knowledge of the undersigned after reasonable inquiry, the facts relating to the Merger as described in the Merger Agreement and the Proxy Statement/Prospectus, dated February 23, 1998, including attachments thereto, are true, correct and complete in all material respects and certify, to the best knowledge of the undersigned after reasonable inquiry, to the following as of the date hereof. The undersigned also recognize that Oremet will rely on the representations contained in this letter to the extent such representations relate to Allegheny and Sub. References herein only to the "knowledge" of any person are to such person's (or management's in the case of an entity) actual knowledge without duty of inquiry. Insofar as such certification pertains to any person other than Allegheny and any of its subsidiaries, the voting stock of which owns at least eighty percent (80%) (an "Affiliate"), such certification is only as to the knowledge of the undersigned without specific inquiry. We understand that you will reaffirm your opinion at the Closing and that, in connection with such reaffirmation, you will require that we reaffirm this certification as of that time.

         Capitalized terms in this letter shall have the same meanings ascribed to them in the Merger Agreement unless otherwise specified herein.

         A. REPRESENTATIONS. Allegheny and Sub each certifies, warrants, and represents, with respect to itself, as applicable, that the following facts are now true and will continue to be true as of the Closing Date and as of the Effective Time:

                  1. The Merger will be consummated in accordance with the material terms of the Merger Agreement and none of the material conditions therein have been waived or modified and neither Allegheny nor Sub has any plan or intention to waive or modify any such material conditions.

                  2. The ratio for the exchange of shares of common stock of Oremet (the "Oremet Common Stock") for common stock of Allegheny (the "Allegheny Common Stock") in the Merger was negotiated through arm's length bargaining.

                  3. To the knowledge of Allegheny and Sub, there is no present plan or intention (a "Plan") on the part of the shareholders of Oremet to engage in a sale, exchange, transfer, reduction of risk of ownership or any other direct or indirect disposition (a "Sale") of (i) shares of Allegheny Common Stock to be issued to them in the Merger, which shares have an aggregate fair market value, as of the period ending at the Effective Time, in excess of fifty percent (50%) of the aggregate fair market value, immediately prior to the Merger, of the outstanding shares of Oremet Common Stock held by shareholders immediately prior to the Merger ("Outstanding Oremet Common Stock") (including shares of Oremet Common Stock issued after the date hereof and prior to the Effective Time pursuant to stock compensation plans of Oremet or the exercise of warrants to acquire Oremet Common Stock issued prior to October 31, 1997 to an officer and director of Oremet, or (ii) more than fifty percent (50%) of the shares of Allegheny Common Stock received by such shareholders in the Merger. For purposes of the foregoing, a Sale of Allegheny Common Stock shall be considered to have occurred pursuant to a Plan if such Sale occurs in a transaction that is in contemplation of or related to the Merger (a "Related Transaction"). In addition, shares of Oremet Common Stock (or the portion thereof) (i) exchanged for cash in lieu of fractional shares of Allegheny Common Stock or (ii) with respect to which a Sale occurred in a Related Transaction prior to the Merger shall be considered to have been Outstanding Oremet Common Stock that was exchanged for Allegheny Common Stock in the Merger and then disposed of pursuant to a Plan.

                  4. Prior to the Merger, Allegheny will be in control of Sub within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code") (control within the meaning of Section 368(c) of the Code is hereinafter referred to as "Control").

                  5. Allegheny has no plan or intention to cause Oremet to issue additional shares of stock after the Merger, or take any other action, that would result in Allegheny losing Control of Oremet.

                  6. Immediately following the Merger and all Related Transactions, Oremet will hold at least 90 percent of the fair market value of Sub's net assets and at least 70% percent of the fair market value of Sub's gross assets, and to the knowledge of Allegheny at least 90 percent of the fair market value of Oremet's net assets and at least 70 percent of the fair market value of Oremet's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by Oremet or Sub to shareholders who receive cash or other property, amounts used by Oremet or Sub to pay reorganization expenses and all redemptions and distributions (except for regular, normal dividends) made by Oremet will be included as assets of Oremet or Sub, respectively, immediately prior to the Merger (or, if earlier, immediately prior to any Related Transaction).

                  7. Allegheny has no plan or intention to reacquire any of its stock issued in the Merger.

                  8. Allegheny has no plan or intention to liquidate Oremet; to merge Oremet with or into another corporation; to sell or otherwise dispose of the stock of Oremet except for transfers of stock to a corporation Controlled by Allegheny; or to cause Oremet to sell or otherwise dispose of any of its assets or of any of the assets acquired from Sub, except for dispositions made in the ordinary course of business or transfers of assets to a corporation Controlled by Oremet.

                  9. The liabilities of Sub, if any, assumed by Oremet and the liabilities, if any, to which the transferred assets of Sub are subject were incurred by Sub in the ordinary course of its business.

                  10. Following the Merger and all Related Transactions, Oremet will continue its historic business or use a significant portion of its historic business assets in a business.

                  11. Allegheny, Sub, Oremet, and the shareholders of Oremet will each pay their respective expenses, if any, incurred in connection with the Merger and all Related Transactions.

                  12. There is no intercorporate indebtedness existing between Allegheny and Oremet or between Sub and Oremet that was issued, acquired, or will be settled at a discount.

                  13. In the Merger, shares of Oremet stock representing Control of Oremet will be exchanged solely for voting stock of Allegheny. For purposes of this representation, in the case of Allegheny shares issued in the Merger and reacquired in a Related Transaction, the Oremet shares to which such Allegheny shares are attributable will be treated as having been exchanged in the Merger for other than voting stock.

                  14. Allegheny does not own, nor has it owned during the past five years, any shares of the stock of Oremet.

                  15. Neither Allegheny nor Sub is an "investment company" as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

                  16. To the knowledge of Allegheny and Sub, on the date of the Merger, the fair market value of the assets of Oremet will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which such assets are subject.

                  17. The payment of cash in lieu of fractional shares of Allegheny stock is solely for the purpose of avoiding the expense and inconvenience to Allegheny of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to shareholders of Oremet instead of issuing fractional shares of Allegheny stock will not exceed one percent of the total consideration that will be issued in the transaction to the shareholders of Oremet in exchange for their shares of Oremet. The fractional share interests of each shareholder of Oremet will be aggregated, and no shareholder of Oremet will receive cash in an amount equal to or greater than the value of one full share of Allegheny stock.

                  18. None of the compensation received by any shareholder-employee of Oremet will be separate consideration for, or allocable to, any of their shares of Oremet stock; none of the shares of Allegheny stock received by any shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

         B. RELIANCE BY YOU IN RENDERING OPINIONS; LIMITATIONS ON YOUR OPINIONS.

                  1. Allegheny and Sub each recognizes that (i) your opinions will be based on the representations set forth herein, and on the statements contained in the Merger Agreement and the documents related thereto and (ii) your opinions will be subject to certain limitations and qualifications including without limitation that they may not be relied upon if any such representations are not accurate.

                  2. Allegheny and Sub each recognizes that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                               Very truly yours,

                               Allegheny Teledyne Incorporated,
                               a Delaware corporation


                               /s/JAMES L. MURDY
                               -----------------------------------
                               James L. Murdy
                               Executive Vice President, Finance and
                               Administration and Chief Financial Officer


                               Sea Merger Inc.,
                               an Oregon corporation


                               /s/ JAMES L. MURDY
                               -----------------------------------
                                   James L. Murdy
                                   Vice President and Treasurer